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EXHIBIT 99.6(d)

Consent of Dechert Price & Rhoads

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                                                                 EXHIBIT 99.6(D)


                    [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                 July 31, 1998


Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660


                   Re: Registration Statement for Interests in the Pacific Select Exec Separate Account of Pacific Life Insurance Company under Pacific Select Exec II Flexible Premium Variable Life Insurance Policies, SEC 1940 Act File No. 811-5563


Dear Gentlepersons:

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus comprising a part of the above-referenced Registration Statement.

                                             Very truly yours,

                                             /s/ DECHERT PRICE & RHOADS
                                             Dechert Price & Rhoads